SCHEDULE “A”

For the fiscal year commencing November 1, 2006:

BETWEEN

European Aeronautical Group AB (the Company)

- and -

Johan Holmqvist (the Employee)

BASE SALARY

1.
(a)The Company agrees to pay, and the Employee agrees to accept, as remuneration for the services to be rendered under this agreement, the aggregate sum of 1,000,000 (SEK) per annum base salary, payable monthly.

PERFORMANCE BONUS

2.	(a)The Employee is not eligible for an annual performance bonus in fiscal 2007.

For the Company:

_______________________________ Mr. David Strucke	______________________________ Date

For the Employee:

_______________________________ Mr. Johan Holmqvist	______________________________ Date